SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 23, 2004

ABX AIR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	33-105137	91-1091619
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

145 Hunter Drive, Wilmington, Ohio 45177

(Address of Principal Executive Offices, Zip Code)

937-382-5591

(Registrant’s Telephone Number, Including Area Code)

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

Exhibit No.	Description
99(a)	Press Release issued by ABX Air on February 23, 2004.

Item 12.	Results of Operations and Financial Condition.

On February 23, 2004, the Registrant issued a press release relating to its results for the quarter and year ended December 31, 2003. A copy of the press release is furnished herewith as Exhibit 99(a).

The Press release includes a non-GAAP measure of net income which excludes the impairment charge and the tax effects related to our separation from Airborne, Inc. on August 15, 2003. Net earnings, excluding the impairment charge, should not be considered a measure of financial performance under generally accepted accounting principles (GAAP). We believe that excluding the impairment charge from our net earnings is a significant component in understanding and assessing our financial performance. The impairment charge was triggered by our separation from Airborne, an event unlikely to recur. Excluding the impairment charge from our net earnings is useful when comparing ABX’s financial results to previous periods or forming expectations of future results. Net earnings, excluding the impairment charge, should not be considered in isolation or as an alternative to net income, cash flows generated by operations, or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity.

The Registrant believes that certain statements in the earnings release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from those expressed or implied. Information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained from time to time in the Registrant’s filings with the U.S. Securities and Exchange Commission, including the Registrant’s annual report on Form 10-K for the year ended December 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABX Air, Inc.

Dated: February 26, 2004	By:	/s/ JOSEPH C. HETE
Joseph C. Hete Chief Executive Officer and President